UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/21/2006

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On December 1, 2006, EnerSys issued a press release announcing that it had entered into a definitive agreement to purchase Leclanche S.A.'s lead acid battery business in Switzerland. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.    Other Events

On November 21, 2006, John D. Craig, the Chairman, President and Chief Executive Officer of EnerSys (the "Company") entered into a Rule 10b5-1 Trading Plan (a "Plan"), pursuant to which certain common stock held by Mr. Craig will be sold during the period from December 21, 2006, through August 21, 2007, if the Company's common stock trades at the specified minimum price, and subject to other terms and conditions.

On November 27, 2006, Michael T. Philion, Executive Vice President and Chief Financial Officer of the Company entered into a Plan, pursuant to which certain common stock and stock options held by Mr. Philion will be sold during the period from December 27, 2006, through July 31, 2007, if the Company's common stock trades at the specified minimum price, and subject to other terms and conditions.

On November 30, 2006, Richard W. Zuidema, Executive Vice President - Administration, John A. Shea, Executive Vice President -Americas, and Raymond R. Kubis, President - EnerSys Europe, each entered into a Plan, pursuant to which certain of their respective common stock and/or stock options will be sold. For Messrs. Zuidema and Shea, such sales will occur during the period from December 30, 2006, through May 31, 2007, and for Mr. Kubis, during the period from January 1, 2007, through July 31, 2007, if the Company's common stock trades at the specified minimum price, and subject to other terms and conditions.

The Plans comply with the Company's insider trading policy and are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Plans also meet the restrictions on sales set forth in the 2004 Securityholder Agreement, which was filed as Exhibit 4.2 to Amendment No. 4 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) on July 26, 2004.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release, dated December 1, 2006, of EnerSys regarding the Leclanche S.A. transaction.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: December 01, 2006	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated December 1, 2006, regarding Leclanche Transaction